UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant [   ]

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[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ] Definitive Additional Materials
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ACACIA RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2008

Dear Stockholder:

You are cordially invited to attend Acacia Research Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 20, 2008.  The meeting will be held at 500 Newport Center Drive, 7th Floor, in Newport Beach, California, beginning at 10:00 a.m. local time.  The formal meeting notice and Proxy Statement are attached.

At this year's meeting, stockholders are being asked to:

(1) re-elect two directors to serve on our Board of Directors;

(2) amend and restate the Companys Certificate of Incorporation;

(3) ratify the appointment of Grant Thornton LLP as the Company's independent accountants for 2008;

(4) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.  Therefore, I urge you to complete, sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope.  Returning your completed proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you on May 20, 2008.

Sincerely, /s/ Paul R. Ryan Paul R. Ryan Chairman and Chief Executive Officer

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2008

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Acacia Research Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 20, 2008, at 10:00 a.m. at 500 Newport Center Drive, 7th Floor, Newport Beach, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two directors to serve on the Company's Board of Directors until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To consider the amendment and restatement of the Companys Certificate of Incorporation as proposed;

3.	Ratify the appointment of Grant Thornton LLP as the Company's independent accountants for 2008;

4.	To transact such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 24, 2008 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose.  Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

Sincerely, /s/ Edward J. Treska Edward J. Treska Secretary

Newport Beach, California
April 21, 2008

YOUR VOTE IS IMPORTANT.  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGEPAID ENVELOPE.

ACACIA RESEARCH CORPORATION
500 Newport Center Drive
Newport Beach, California 92660
_______________________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2008
_______________________________

General

The enclosed proxy is solicited on behalf of the Board of Directors of Acacia Research Corporation, a Delaware corporation (the "Company"), for use at the Companys annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, May 20, 2008, at 10:00 a.m., local time, and at any adjournment or postponement thereof.  The Annual Meeting will be held at 500 Newport Center Drive, 7th Floor, Newport Beach, California.  These proxy solicitation materials were mailed on or about April 21, 2008, to all stockholders entitled to vote at the Annual Meeting.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

1.	What may I vote on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:  (1) the re-election of two directors to serve on the Company's Board of Directors until the 2011 Annual Meeting of Stockholders; (2)   amendment and restatement of the Certificate of Incorporation as proposed by the Board of Directors; (3) ratify the appointment of Grant Thornton LLP as the Company's independent accountants for 2008; and  4) such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2.	How does the Board recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR each proposal.

3.	How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope prior to the Annual Meeting.

4.	Can I revoke my proxy?

You have the right to revoke your proxy at any time before the Annual Meeting by:  (1) notifying the Secretary of the Company in writing; (2) voting in person; or (3) returning a later-dated proxy card.

5.	Who will count the vote?

Computershare will count the votes and act as the inspector of election.

6.	What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares.  If you do not return your proxy card(s), your shares will not be voted unless you attend and vote at the meeting in person.

7.	What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  Sign and return all proxy cards to ensure that all your shares are voted.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our transfer agent, Computershare, or if your shares are held in "street name," by contacting the broker or bank holding your shares.

8.	Who is entitled to vote at the Annual Meeting?

Only holders of record of the Company's Acacia Research Acacia Technologies common stock (the "AR Acacia Technologies stock") as of the close of business on March 24, 2008, are entitled to notice of and to vote at the Annual Meeting.  The AR Acacia Technologies stock is sometimes referred to as "Acacia common stock.

9.	How many votes may be cast?

As of March 24, 2008, the record date for the Annual Meeting, 30,165,922 shares of AR Acacia Technologies stock, the only outstanding voting securities of the Company, were issued and outstanding. At the meeting, each outstanding share of AR Acacia Technologies stock will be entitled to one vote.

10.	What is a "quorum" at the Annual Meeting?

A "quorum" is a majority of the outstanding shares entitled to vote.  The shares may be present or represented by proxy.  For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner.  These shares are called "broker non-votes."  Abstentions will be counted as present for quorum purposes.

11.	What vote is required to approve each proposal?

For the election of directors, once a quorum has been established, the nominees for director who receive the most votes will be elected directors of the Company.  Votes withheld from any director, and any broker non-votes, will not be counted as a vote cast on such matter, although they will be counted for purposes of determining whether there was a quorum.

For approval of the amendment and restatement of the Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of the Companys stock is required.  Shares that are not voted in favor of the amendment will be counted as a vote against the amendment.

For approval and ratification of Grant Thornton LLP, the affirmative vote of a majority of votes cast regarding the proposal is required.

12.	What happens if I abstain?

Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes.  For proposals requiring an affirmative vote of a majority of the outstanding shares entitled to vote or a majority of the shares present, an abstention is equivalent to a "no" vote.

13.	How will voting on any other business be conducted?

Although the Company does not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders, Paul R. Ryan and Edward J. Treska, to vote on such matters at their discretion.

14.	Who are the largest principal stockholders?

For information regarding holders of more than 5% of the Company's outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management."

15.	Who will bear the cost of this solicitation?

The Company will bear the entire cost of the solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders.  Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation.    The Company has retained Georgeson, Inc. to perform various solicitation services.  The Company will pay Georgeson, Inc. a fee of $6,000, plus phone and other related expenses, in connection with their solicitation services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The Companys Bylaws provide that the number of directors shall be set by the Board, but in any case shall not be less than five and not more than nine.  The Board has set the number of directors at six.  The Company's Board of Directors (the Board) is divided into three classes, with each class being as nearly equal in number of directors as possible.  The term of a class expires, and their successors are elected for a term of three years, at each annual meeting of the Company's stockholders.

The Board has nominated Edward W. Frykman and William S. Anderson  for re-election at the Annual Meeting to a term of office expiring in 2011.  The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service.  If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominees as may be designated by the present Board.

The following table sets forth information as to the persons who serve as our directors.

Name	Age	Director Since	Positions with the Company
Paul R. Ryan	62	1995	Chairman and Chief Executive Officer
Robert L. Harris, II	49	2000	President and Director
William S. Anderson*^	50	2007	Director
Fred A. deBoom*+^	72	1995	Director
Edward W. Frykman*+^	71	1996	Director
G. Louis Graziadio, III+^	58	2002	Director

* Member of the Audit Committee
+ Member of the Compensation Committee
^ Member of the Nominating and Governance Committee

Biographical information regarding the nominees for election as a director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.

Information Regarding the Nominees (Class II)

Edward W. Frykman has served as a director since April 1996.  Mr. Frykman has been an Account Executive with Crowell, Weedon & Co. since 1992.  Previously, Mr. Frykman served as Senior Vice President of L.H. Friend & Co.  Both Crowell, Weedon & Co. and L.H. Friend & Co. are investment brokerage firms located in Southern California.  In addition, Mr. Frykman was a Senior Account Executive with Shearson Lehman Hutton where he served as the Manager of the Los Angeles Regional Retail Office.  Mr. Frykman serves as a director of Arrowhead Research Corp.  Mr. Frykman holds a BSBA degree from the University of Florida.

William S. Anderson has been a director since August 2007.  Mr. Anderson is Chairman and Chief Executive Officer of First Beverage Capital (founded in November, 2004), a company dedicated to sale-leaseback transactions and other real estate capital solutions for the beverage industry.  From 1991 through 2004, Mr. Anderson was Executive Vice-President of Topa Equities, Ltd., a diversified holding company and family business.  Prior to joining Topa, he was an attorney with OMelveny & Myers in Los Angeles,   Mr. Anderson has served on the Board of Directors of 1st Century National Bank, since 2005 and Topa Insurance Company, since 1995.  Since the fall of 2006, Mr. Anderson has served as Board Advisor to New Belgium Brewing Company.  He has also served on the Advisory Boards of Lineage Capital Partners and PGP Capital Advisors, since 2005 and 2003 respectively.  Mr. Anderson was Vice-Chairman of the Board of Southland Title Company, a Director of Mellon First Business Bank and a Trustee of the Provident Investment Counsel Mutual Funds.

Directors with Terms Expiring in 2009 (Class III)

Paul R. Ryan has served as a director since August 1995, as Chief Executive Officer since January 1997 and as Chairman since April 2000.  He also served as President of the Company from January 1997 until July 2000.  Prior to being named Chief Executive Officer, he was Executive Vice President and Chief Investment Officer of the Company from 1996 through 1997 and Vice President, Capital Management, of the Company from 1995 through 1996.  He was formerly co-founder and general partner of the American Health Care Fund, L.P., held positions with Young & Rubicam, Ogilvy & Mather, and Merrill Lynch and was a private venture capital investor.  Mr. Ryan holds a B.S. from Cornell University and attended the New York University Graduate School of Business.

G. Louis Graziadio, III has been a director since February 2002.  Mr. Graziadio serves as President of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a California company engaged in a wide range of investment activities and business ventures, since 1990. He also serves as Chairman and Chief Executive Officer of Boss Holdings, Inc., which operates primarily in the work gloves and protective wear business, since 1996   Mr. Graziadio also serves as a director of True Religion Apparel Inc.,  Rosetta Resources Inc., and Western Metals, Inc.

Directors with Terms Expiring in 2010 (Class I)

Robert L. Harris, II has served as a director since April 2000 and as President since July 2000.  Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000.  Mr. Harris founded Entertainment Properties Trust, a publicly-traded company that purchases real estate from major entertainment companies.  Mr. Harris led the International Division and served as Senior Vice President of AMC Entertainment from 1993 to 1997, and served as President of Carlton Browne and Company, Inc., a holding company and trust with assets in real estate, insurance and financial services, from 1984 to 1992.  Mr. Harris serves as a director of True Religion Apparel Inc.

Fred A. deBoom has served as a director since February 1995.  Mr. deBoom serves as a Director of Pacific Coast National Bank and serves as the Vice Chairman of the banks credit committee.  Mr. deBoom has been a principal in Sonfad Associates since 1995.  Sonfad Associates is an Orange County-based firm which is involved in mergers and acquisitions, private debt and equity placements, strategic and financial business planning, bank debt refinance and asset based and lease financing.  Previously, he was employed as a Vice President of Tokai Bank for five years and as a Vice President of Union Bank for eight years.  Mr. deBoom received his B.A. degree from Michigan State University and his M.B.A. degree from the University of Southern California.

Board Meetings and Committees

The Board of Directors held a total of six meetings during the fiscal year ended December 31, 2007.  During that period, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served.  Mr. Anderson was appointed to the Board on August 15, 2007.  From that date through the end of the fiscal year, the Board and the Audit Committee each held two meetings.  Mr. Anderson attended one Board meeting and one Audit Committee Meeting.  The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Disclosure Committee.  The Board of Directors has adopted charters for each of these committees; each of the charters may be viewed on our website at www.acaciaresearch.com.

Audit Committee.  The Audit Committee currently consists of  Fred A. deBoom, Edward W. Frykman and William S. Anderson, each of whom is independent under the listing standards of the NASDAQ Stock Market.  The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent registered public accounting firm and is primarily responsible for approving the services performed by the Company's independent registered public accounting firm and for reviewing and evaluating the Company's accounting principles, financial reporting practices, and system of internal accounting controls.  The Audit Committee held five meetings during the fiscal year ended December 31, 2007.  The Audit Committee is also responsible for maintaining communication between the Board of Directors and the Company's independent registered public accounting firm.

The Board has determined that Mr. deBoom is an audit committee financial expert as defined by Item 401(h) of Regulation S−K of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Compensation Committee. The Compensation Committee currently consists of Fred A. deBoom, Edward W. Frykman and G. Louis Graziadio, III, each of whom is independent under the listing standards of the NASDAQ Stock Market.  The Compensation Committee held eight meetings during the fiscal year ended December 31, 2007.

The Company's executive compensation program is administered by the Compensation Committee.  The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending it to the Board of Directors as well as administering the 2002 Acacia Technologies Stock Incentive Plan and the 2007 Acacia Technologies Stock Incentive Plan.  In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's management and other directors.

For more information on the responsibilities and activities of the Compensation Committee, including the committees processes for  determining executive compensation, see Compensation Discussion and Analysis,

Nominating and Governance Committee.   The Nominating and Governance Committee currently consists of William S. Anderson, Fred A. deBoom, Edward W. Frykman and G. Louis Graziadio, III, each of whom is independent under the listing standards of the Nasdaq Stock Market.  The Nominating and Governance Committee recommended director nominees to the Board of Directors for election at the 2008 annual meeting of stockholders on February 19, 2008.  The Nomination and Governance Committee held one meeting during the fiscal year ended December 31, 2007.  The charter for the Nominating and Governance Committee  provides that, among its specific responsibilities, the Committee shall:

Establish criteria and qualifications for Board membership, including standards for assessing independence;

Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

Recommend to the Board candidates for election or reelection at each annual meeting of stockholders;

Annually review the Companys corporate governance processes, and its governance principles, including such issues as the Boards organization, membership terms, and the structure and frequency of Board meetings, and recommend appropriate changes to the Board;

Administer the Company's corporate Codes of Conduct and annually review and assess the adequacy of the corporate Codes of Conduct and recommend any proposed changes to the Board.  Specifically, the Nominating and Governance Committee shall discuss with management their compliance with the corporate Codes of Conduct, including any insider and affiliated party transactions, and the Company's procedures to monitor compliance throughout the Company with the corporate Codes of Conduct;

Review periodically with the Company's Chief Executive Officer and the Board, the succession plans relating to positions held by senior executives, and make recommendations to the Board regarding the selections of individuals to fill these positions;

Oversee the continuing education of Company directors and the orientation of new directors;

Monitor the functions of the Board and its committees, as set forth in their respective charters, and coordinate and oversee annual evaluations of the Boards performance and procedures, including an evaluation of individual directors, and of the Boards committees; and

Assess annually the performance of the duties specified in the Nominating and Governance Committee Charter by the Nominating and Governance Committee and its individual members.

Director Qualification Standards

There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us.  The Nominating and Governance Committee considers a potential candidates experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

the highest ethical standards and integrity;

a willingness to act on and be accountable for Board decisions;

an ability to provide wise, informed, and thoughtful counsel to top management on a range of issues;

a history of achievement that reflects high standards for the director candidate and others;

loyalty and commitment to driving the success of the Company;

the independence requirements imposed by the Securities and Exchange Commission and the Nasdaq Stock Market; and

a background that provides a portfolio of experience and knowledge commensurate with the Companys needs.

The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders:

A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Secretary, Acacia Research Corporation, 500 Newport Center Drive, 7th Floor, Newport Beach, CA  92660, of his or her intention to make such a nomination.  The notice of nomination must have been received by the Secretary at the address below no later than the close of business on February 15, 2008, in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting.

The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under Nasdaq Stock Market's Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred.  A nomination which does not comply with the above requirements will not be considered.

The Nominating and Governance Committee considers director candidates that are suggested by members of the Nominating and Governance Committee, the Board, as well as management and stockholders. The Nominating and Governance Committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion.  The process by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.  The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Disclosure Committee.  The Disclosure Committee currently consists of  Clayton J. Haynes, Chief Financial Officer;  Robert Stewart, Sr. Vice President of Investor Relations;  Edward J. Treska, Corporate Secretary; and Cheryl Willeford, corporate paralegal.  The Disclosure Committee is primarily responsible for oversight of the accuracy and timeliness of the disclosures made by the Company.  The Disclosure Committee held four meetings during the fiscal year ended December 31, 2007.

Codes of Conduct

The Company has adopted a corporate Code of Conduct and a Board of Directors Code of Conduct, both of which may be viewed on our website at www.acaciaresearch.com.  The corporate Code of Conduct applies to all officers, directors and employees of the Company, including the Company's principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions.  The Board of Directors Code of Conduct specifically applies to the Board of Directors.  Any waiver of these Codes of Conduct for any of the Company's executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, the particular member or committee of the Board, c/o Acacia Research Corporation, Attention: Secretary, 500 Newport Center Drive, 7th Floor, Newport Beach, California  92660.  All communications addressed to the Board or a particular member or committee of the Board will be relayed to that addressee.  From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees.  Please refer to the Companys website at www.acaciaresearch.com for changes in this process.  The Board, the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

Board Member Attendance at Annual Stockholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. Each current director of the Company attended last year's annual meeting of stockholders except for Mr. Anderson who was not a director at the time of the annual meeting.

Director Compensation

Directors who are also employees of the Company receive no separate compensation from the Company for their service as members of the Board.  Prior to fiscal year 2008, non-employee directors received a non-discretionary annual grant of options to purchase 15,000 shares of AR Acacia Technologies stock at an exercise price equal to the closing market price on the date of grant.  The options vested in four equal quarterly installments over the 12-month period measured from the grant date.

Commencing in fiscal 2008, in lieu of the option grants described above, each non-employee director   receives an annual grant of restricted stock units (RSUs) that entitle the non-employee director to receive, upon vesting as described below, the number of shares determined by dividing the annual retainer, as described below, by the closing price of the common stock on the grant date, provided that such individual has served as a non-employee director for at least 6 months.  In addition, as of May 15, 2007, each new non-employee director will receive a one time grant of RSUs upon becoming a director for the number of shares determined by dividing the annual Board retainer by the closing price of the common stock on the grant date subject to the same 12-quarter vesting schedule. The RSUs vest in a series of twelve quarterly installments over the three year period following the grant date, subject to immediate acceleration upon a change in control.   The Company will deliver shares corresponding to the vested RSUs within thirty (30) days after the first to occur of the following events:  (i) the fifth (5th) anniversary of the grant date; or (ii) termination of the non-employee directors service as a member of the Companys Board of Directors.  The non-employee director may elect, in writing at least twelve (12) months prior to a Delivery Date, to defer the Delivery Date until any later date (which such date is at least five years after the original Delivery Date).   The non-employee directors do not have any rights, benefits or entitlements with respect to any shares unless and until the shares have been delivered.  On or after delivery of the shares, the non-employee director shall have, with respect to the shares delivered, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive all dividends, if any, as may be declared on the shares from time to time.  The Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, may withhold from shares otherwise deliverable a number of whole shares having a Fair Market Value, as determined by the Company as of the date of delivery, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to the non-employee director arising in connection with such share withholding procedure shall be the non-employee directors sole responsibility.  Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for such shares.

Beginning May 15, 2007, non-employee directors receive compensation in the amount of $3,000 per month for their service as members of the Board, which monthly retainer will be subject to pro rata deduction if a director fails to attend at least 75% of our Board meetings. In addition, the chairman of the Audit Committee receives compensation in the amount of $500 per month for his services.   Prior to May 15, 2007, the monthly retainer amount was $1,500.   Effective May 15, 2007, non-employee directors no longer receive compensation for each meeting of the Board or of any committee of the Board such director attended.  Prior to May 15, 2007 non-employee directors received $1,000 for each meeting of the Board or of any committee of the Board attended in person, $1,000 for each meeting attended by telephone that was longer than one hour in length, and $500 for each meeting attended by telephone if the meeting was one hour or less in length.  No compensation was received for each Compensation or Nominating and Corporate Governance Committee meeting attended that immediately preceded or followed a meeting of the Board.

Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties.

2007 DIRECTOR COMPENSATION TABLE

The following table provides information on 2007 compensation for non-employee directors who served during 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas B. Akin	21,000	-	72,478	-	-	-	93,478

William S. Anderson	15,000	4,543(1)	-	-	-	-	19,543

Rigdon Currie	22,500	-	72,478	-	-	-	94,978

Fred A. deBoom	39,000	-	134,465	-	-	-	173,465

Edward W. Frykman	37,000	-	134,465	-	-	-	171,465

G. Louis Graziadio, III	34,000	-	134,465	-	-	-	168,465

(1)
Reflects 3,217 restricted stock units granted to Mr. Anderson upon his appointment to our Board of Directors on August 15, 2007.  The number of restricted stock units was determined by dividing the annual $36,000 Board retainer by the closing price of the common stock on the grant date.  The closing price on August 15, 2007 was $11.19.

(2)
Amounts shown do not reflect compensation actually received by the directors.   Instead, the amounts shown are the compensation costs recognized by the Company in its 2007 consolidated financial statements, for option and restricted stock unit awards, as determined pursuant to Statement of Financial Accounting Standards No. 123R (FAS 123R).  The assumptions used to calculate the value of option awards are set forth under Note 2 to the Consolidated Financial Statements included in the Companys Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 14, 2008.

(3)
Effective August 15, 2007, Mr. Akin and Mr. Currie resigned from our Board of Directors. As of December 31, 2007, neither Mr. Akin nor Mr. Currie held options to purchase AR Acacia Technologies common stock.    As of December 31, 2007, the following non-employee directors had options to purchase the following number of shares of AR Acacia Technologies common stock:  Fred deBoom: 101,400 shares; Edward Frykman: 95,600 shares; G. Louis Graziadio, III: 97,000 shares.  As of December 31, 2007, William S. Anderson held 3,217 restricted stock units.

(4)
Reflects the non-discretionary annual grants on the first business day of each year of options to purchase 15,000 shares of AR Acacia Technologies while serving as members of the Board.  All such grants are at an exercise price equal to the closing market price on the date of grant. The closing prices for AR Acacia Technologies stock on January 3, 2007 was $13.38.    The options vest in four equal quarterly installments over the 12-month period measured from the grant date.  No other stock option grants were made to the non-employee directors during 2006 and 2007.

Required Vote

The nominees for Class II directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

The Board of Directors recommends that the stockholders vote FOR the two nominees listed above.  Proxies received will be voted FOR each of the nominees unless stockholders specify otherwise in the Proxy.

PROPOSAL NO. 2:

PROPOSAL TO AMEND AND RESTATE THE COMPANYS
CERTIFICATE OF INCORPORATION

The stockholders are being asked to approve an amendment to the Companys Certificate of Incorporation to eliminate references to Acacia Research-CombiMatrix common stock (AR-CombiMatrix stock) and all provisions relating to the rights and obligations pursuant to the AR-CombiMatrix stock.  The Board of Directors recommends this amendment to eliminate the provisions of the Certificate of Incorporation which are no longer applicable and no longer accurately reflect the capital structure of the Company after the consummation of the split-off of CombiMatrix Corporation on August 15, 2007.

In January 2006, our Board of Directors approved a plan for its wholly owned subsidiary, CombiMatrix Corporation, to become an independent public company.  CombiMatrix Corporation was subsequently split-off from Acacia Research Corporation through the redemption of all outstanding shares of AR-CombiMatrix Corporation stock and the distribution of new shares of CombiMatrix Corporation, on a pro-rata basis, to the holders of AR-CombiMatrix stock.

Prior to the split-off transaction, Acacia Research Corporation had two classes of common stock outstanding--its Acacia Research-Acacia Technologies common stock (AR-Acacia Technologies stock) and its AR-CombiMatrix stock.  Subsequent to the consummation of the split-off transaction, Acacia Research Corporations only class of common stock outstanding is its AR-Acacia Technologies stock.

Currently the Certificate of Incorporation provides for the two classes of common stock described above even though only one class exists.  The proposed amendment to the Certificate of Incorporation would eliminate all references to AR-CombiMatrix stock including the elimination of dividend, distribution, conversion, redemption, voting, and liquidation rights of AR-CombiMatrix stock.  As a result, the name of AR-Acacia Technologies stock will change to common stock, and it will be the only class of common stock with dividend, distribution, voting and liquidation rights.  Additionally, AR-Acacia Technologies stock will no longer be subject to conversion to AR-CombiMatrix stock or redemption to effect a split off because these terms were unique to the tracking stock that has been eliminated.  Because AR-Acacia Technologies stock will be the only existing class of common stock, the proposed amendment would also eliminate the equation necessary to calculate the voting rights of AR-Acacia Technologies stock and provide that each share of common stock will be entitled to one vote.

The Board of Directors has adopted resolutions approving the advisability of the proposed amendment to the Companys Certificate of Incorporation.  The proposed amendment is set forth in Appendix A.

Required Vote

The affirmative vote of a majority of the issued and outstanding shares entitled to vote is required to ratify the amendment to the Certificate of Incorporation.

The Board of Directors recommends that the stockholders vote FOR the ratification of the amendment to the Certificate of Incorporation.  Proxies received will be so voted unless stockholders specify otherwise in the proxy.

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The firm of Grant Thornton LLP, the Company's independent accountants for the year ended December 31, 2007, was recommended by the Audit Committee, whose selection was approved by the Board of Directors, to act in such capacity for the fiscal year ending December 31, 2008, subject to ratification by the stockholders.

If the stockholders of the Company do not ratify the selection of Grant Thornton LLP, or if such firm should decline to act or otherwise become incapable of acting, or if the Company's employment of Grant Thornton LLP should be discontinued, the Board of Directors, on the recommendation of the Audit Committee, will appoint substitute independent accountants.  A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Required Vote

The favorable vote of a majority of votes cast regarding the proposal is required to ratify the appointment of Grant Thornton LLP.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Grant Thornton LLP to serve as the Companys independent accountants for the fiscal year ending December 31, 2008.  Proxies received will be so voted unless stockholders specify otherwise in the proxy.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting.  If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information known to the Company with respect to the beneficial ownership of the Companys common stock as of March 24, 2008, by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Companys common stock, (ii) each director of the Company, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement, and (iv) all current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership of AR - Acacia Technologies stock	Percent of Class(1)
Directors and Executive Officers(2)
Paul R. Ryan (3)	1,608,327	5.1%
Robert L. Harris, II (4)	1,236,335	4.0%
Robert A. Berman	0	*
William S. Anderson (5)	13,217	*
Fred A. deBoom (6)	130,947	*
Edward W. Frykman (7)	119,737	*
G. Louis Graziadio, III (8)	101,147	*
Amit Kumar, Ph.D.	21,100	*
Clayton J. Haynes (9)	221,599	*
Dooyong Lee (10)	774,011	2.5%
Edward J. Treska (11)	125,000	*
All Directors and Executive Officers as a Group	4,351,420	13.0%
(eleven persons) (11)

*	Less than one percent
(1)
The percentage of shares beneficially owned is based on 30,165,922 shares of AR Acacia Technologies stock outstanding as of March 24, 2008.  Beneficial ownership is determined under rules and regulations of the Securities and Exchange Commission ("SEC").  Shares of common stock subject to options that are currently exercisable, or exercisable within 60 days after March 24, 2008, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Except as indicated in the footnotes to this table, and subject to applicable community property laws, the Company believes that such persons have sole voting and investment power with respect to all shares of the Companys common stock shown as beneficially owned by them.

(2)	The address for each of the Company's directors and executive officers is the Company's principal offices, Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.
(3)
Includes 9,000 shares of AR Acacia Technologies Stock held by Mr. Ryans daughter and 1,173,088 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008.

(4)
Includes 1,121,335 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008 and 20,000 shares of AR Acacia Technologies stock held by the R&S Harris Trust, of which Mr. Harris is a Trustee.

(5)	Includes 3,217 Restricted Stock Units.
(6)
Includes 101,400 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008 and  4,147 Restricted Stock Units.

(7)
Includes 90,600 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008 and 4,147 Restricted Stock Units.

(8)
Includes 97,000 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008 and  4,147 Restricted Stock Units.

(9)	Includes 187,070 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008.
(10)	Includes 491,665 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008.
(11)	Includes 102,500 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008.
(12)
Includes 3,364,658 shares of AR Acacia Technologies stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2008 and 15,658 Restricted Stock Units issued to independent directors.

Beneficial Owner	Amount and Nature of Beneficial Ownership of AR - Acacia Technologies stock					Percent of Class(1)
5% Stockholders	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Total

Apex Capital, LLC(2)	0	3,532,600	0	3,532,600	3,532,600	11.71%
Sanford J. Colen(2)	45,000	3,532,600	45,000	3,532,600	3,577,600	11.86%
Daniel S. Katz(2)	164,000	3,532,600	164,000	3,532,600	3,696,600	12.25%
FMR LLC(3)	0	0	1,562,900	0	1,562,900	5.18%
Edward C. Johnson III (3)	0	0	1,562,900	0	1,562,900	5.18%
Kingdon Capital Management, LLC(4)	0	1,700,000	0	1,700,000	1,700,000	5.18%
Mark Kingdon(4)	0	1,700,000	0	1,700,000	1,700,000	5.64%

*	Less than one percent
(1)
The percentage of shares beneficially owned is based on  30,165,922 shares of AR Acacia Technologies stock a outstanding as of March 24, 2008.  Beneficial ownership is determined under rules and regulations of the Securities and Exchange Commission ("SEC").

(2)
The same 3,532,600 shares of AR-Acacia Technologies stock are beneficially owned by Apex Capital, LLC, Sanford J. Colen  and Daniel S. Katz, and are reported separately for each in accordance with Item 403 of Regulation S-K.  Apex Capital, LLC, is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the AR Acacia Technologies stock.  Mr. Colen is the Manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 45,000 shares of AR Acacia Technologies stock.  Mr. Katz is a portfolio manager of Apex Capital, LLC, and has sole voting and dispositive power with respect to 164,000 shares of AR Acacia Technologies stock.  The information reported is based solely on a Schedule 13G filed jointly by Apex Capital, LLC, Sanford J. Colen  and Daniel S. Katz on February 14, 2008. According the Schedule 13G, the address for Apex Capital, LLC, Sanford J. Colen  and Daniel S. Katz is 25 Orinda Way, Suite 300, Orinda, California 94563.

(3)
The same 1,562,900 shares of AR-Acacia Technologies stock are beneficially owned by FMR LLC and Edward C. Johnson III, and are reported separately for each in accordance with Item 403 of Regulation S-K.  The information reported is based solely on a Schedule 13G filed by FMR LLC with the SEC on February 14, 2008.  According to such Schedule 13G, the address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)
The same 1,700,000 shares of AR-Acacia Technologies stock are beneficially owned by Kingdon Capital Management, LLC and Mark Kingdon, and are reported separately for each in accordance with Item 403 of Regulation S-K.  The information reported is based solely on a Schedule 13G filed by Kingdon Capital Management, LLC and Mark Kingdon with the SEC on November 21, 2007.  According to such Schedule 13G, the address for Kingdon Capital Management, LLC and Mark Kingdon is 152 West 57th Street, 50th Floor, New York, New York 10019.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions.  It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the narrative and tables that follow.

Overview

Objectives of Compensation Program.   The objective of our compensation program for our executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, individuals with the skills necessary to achieve our objectives.  Our compensation program is also designed to reinforce a sense of ownership and urgency and to link rewards to measurable corporate performance goals.

Our executive officers compensation currently has four primary components:

base salary;

cash bonuses;

stock awards granted under our stock incentive plan;

employee benefits and perquisites.

Determination of Our Compensation Program.  We have no public company peers with which to compare our compensation program.  For our business, we rely on highly qualified and talented employees who have worked in technology companies to execute our business model and, thus, our compensation program is patterned on those of technology companies in order to attract and retain talented employees who may have opportunities in technology companies.

Determining the Elements of Our Compensation Program.  Our compensation program consists of two general elements: a fixed portion of compensation to retain and provide a base level of compensation to our employees and a performance element to incentivize our employees to achieve superior corporate performance.  The fixed portion of our compensation program consists of the base salary, cash bonus and, in part, the grant of restricted stock.  The performance element of our compensation program consists of the award of stock options and the grant of restricted stock.  In addition, we believe the grant of stock awards helps us to align the interests of our executive officers with the interests of our stockholders.

Determining the Amounts of Each Element of Our Compensation Program.   In determining the total amount and mixture of the compensation for each of our executive officers, our compensation committee and our Board of Directors subjectively consider the overall value to us of each executive in light of numerous factors such as competitive position, individual performance, including past and expected contribution to our goals of each executive officer, and our long-term needs and goals, including attracting and retaining key management personnel.    Our compensation committee reviews the performance of each executive officer annually and determines whether the executive officer should receive any increase in base salary or receive a stock award based on such evaluation.  Since we do not have a peer group of comparable public companies in our industry, we do not determine compensation based on surveys of other companies compensation.

Role of Compensation Committee and CEO.  The compensation committee of our Board of Directors has responsibility for reviewing, approving and determining the compensation of our executive officers. Annually, our compensation committee evaluates the performance of the CEO and determines the CEOs compensation in light of the goals and objectives of the compensation program. Our CEO assists our compensation committee in reaching compensation decisions with respect to the named executives other than the CEO. The other named executives do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO. If our compensation committee considers it appropriate, it may increase our executive officers base salary or provide for additional stock awards.

Role of Compensation Consultant.  In the past we have not used a compensation consultant to assist us in determining compensation.  In 2007, our compensation committee engaged Cadwalader, Wickersham & Taft, a law firm, to review the adequacy of our current stockholder approved 2002 stock plans in light of the growth of the Company and make recommendations regarding the 2007 AR Acacia Technologies stock plan, which was approved by stockholders at our 2007 annual meeting.  The compensation consultant also reviewed and made recommendations regarding the incentive compensation of our independent directors.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the companys CEO or any of the companys four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualifying performance-based compensation (i.e., compensation paid only if the individuals performance meets pre-established objective goals based on performance criteria approved by the stockholders). For 2007, our executive officers did not receive compensation in excess of $1 million. Generally, while we seek to maximize the deduction of our executive officers,  because we compensate our executive officers in a manner designed to promote our varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible.

Discussion of Specific Components of Our Compensation Program.

Base Salary. Our compensation committee will periodically review (usually annually) the individual base salaries of the executive officers, and adjust salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, our compensation committee exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each performance factor in determining base salary.

Cash Bonuses.  We pay to all of our employees, including our executive officers, a cash bonus at the end of each calendar year equal to one weeks base salary. In addition, our named executive officers are eligible to receive annual cash bonuses based upon merit as determined by the Compensation Committee.  To date, no annual cash bonus has exceeded 30% of annual salary.

Equity Compensation.  We grant both stock options and restricted stock to our employees, including our executive officers.  Both awards vest over a one to three year period based on the award recipients continued service to us.  We believe the options and restricted stock align our executive officers interests with those of our stockholders, help to retain our executive officers (because of the vesting schedule) and encourage our executive officers to increase the value of our corporate enterprise.  Over the past three years, the company has moved toward grants of restricted stock rather than stock options.

Benefits and Perquisites.  Our executive officers participate in the employee benefits that are available to all employees.

Severance and Change of Control Payments. Our Board of Directors is determined to provide our executive officers with severance and change of control arrangements in order to mitigate some of the risk that exists for our executive officers.  These arrangements are intended to attract and retain qualified executives who have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive for the executives to pursue and execute an acquisition of us, particularly where the services of these executive officers may not be required by the acquirer.  For quantification of these severance and change of control benefits, please see the discussion under Executive Compensation Severance and Change of Control Agreements below.

Protecting the Companys Interests. Each of our executive officers has provided that the executive officer will keep our confidential information in strict confidence.  These covenants are in effect during the executive officers employment with us and do not expire after a termination of the executive officers service to us.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Companys Proxy Statement for the year ended December 31, 2007.

Submitted by:	Fred A. deBoom
Edward W. Frykman
G. Louis Graziado, III

Executive Officers

The table below provides information concerning the executive officers of the Company as of the date of this Proxy Statement.

Name	Age	Positions with the Company
Paul R. Ryan	62	Chairman and Chief Executive Officer
Robert L. Harris, II	49	President
Clayton J. Haynes	38	Chief Financial Officer, Treasurer and Senior Vice President, Finance
Dooyong Lee	47	Executive Vice President
Edward J. Treska	42	Secretary

The following is biographical information and a brief description of the capacities in which each of the executive officers has served during the past five years.  Biographical information on Messrs. Ryan and Harris are set forth above under "Proposal No. 1:  Election of Directors."

Clayton J. Haynes joined the Company in April 2001 as Treasurer and Senior Vice President, Finance.  In November 2001, Mr. Haynes was appointed Chief Financial Officer of the Company.  From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice.  Mr. Haynes received a B.A. from the University of California at Los Angeles and is a Certified Public Accountant.

Dooyong Lee  joined the Company in January 2005 as Executive Vice President.  From 2003 to January, 2005, Mr. Lee was Chief Operating Officer of Global Patent Holdings LLC/TechSearch LLC, a privately held patent holding company whose assets were acquired by the Company in January, 2005.   From 2000 to 2003, Mr. Lee was President of LPS Group, a patent licensing company founded under Information Holdings Inc. (now part of The Thomson Corporation, NYSE:TOC).  Prior to LPS Group, Mr. Lee co-founded FRI, an intellectual property consulting firm, then under the sponsorship of Fish & Richardson, PC.  Prior to LPS Group, Mr. Lee was a licensing executive at AT&T Bell Laboratories/Lucent Technologies.  Mr. Lee started his career as a Member of the Technical Staff at AT&T Bell Labs in 1984.  Mr. Lee holds a B.A. from Oberlin College and an M.S. from the University of California at Berkeley.

Edward J. Treska joined the Company in April 2004 as Vice President.  Mr. Treska was previously General Counsel, Director of Patents and Licensing for SRS Labs, Inc. between 1996 and 2004, a technology licensing company specializing in audio enhancement.  Prior to joining SRS Labs, Mr. Treska practiced law at the intellectual property law firm of Knobbe, Martens, Olson & Bear and prior to law school was a design engineer with the former TRW Space & Technology Group.  Mr. Treska is a registered patent attorney who holds a B.S. degree in Electrical Engineering from Colorado State University and a J.D. degree from the University of San Diego School of Law.

Summary Compensation

The following table sets forth information concerning all cash and non-cash compensation earned for services rendered in all capacities to the Company during the last fiscal year for (a) the Company's Principal Executive Officer and Principal Financial Officer and (b) the three most highly compensated executive officers, other than the Principal Executive Officer and Principal Financial Officer.  The listed individuals are referred to as our "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul R. Ryan	2007	331,473	96,499	273,813	86,743	-	-	-	788,528
Chairman and Chief	2006	314,452	6,189	83,857	208,270	-	-	-	612,768
Executive Officer

Robert L. Harris, II	2007	325,513	96,381	273,813	86,256	-	-	-	781,963
President	2006	308,797	6,078	83,857	207,833	-	-	-	606,565

Robert A. Berman (3)	2007	86,539	50,000	-	-	-	-	350,000	486,539
Chief Operating Officer	2006	292,067	85,769	71,877	214,125	-	-	-	663,838
General Counsel, Secretary

Amit Kumar, Ph.D. (4)	2007	267,861	-	-	310,145	-	-	-	578,006
Chief Executive Officer	2006	414,413	-	-	571,915	-	-	-	986,328
President of CombiMatrix

Clayton J. Haynes	2007	242,966	73,865	114,673	35,800	-	-	-	467,304
Chief Financial Officer	2006	222,789	4,423	35,940	90,927	-	-	-	354,079

Dooyong Lee (5)	2007	316,846	96,346	291,806	1,196,821	-	-	-	1,901,819
Executive Vice President

Edward J. Treska (5)	2007	187,688	3,673	95,930	55,838	-	-	-	343,129
Secretary

(1)
Stock awards consist only of AR Acacia Technologies restricted stock awards.  Amounts shown do not reflect compensation actually received by the named executive officer.   Instead, the amounts shown are the compensation costs recognized by the Company in its 2007 and 2006 consolidated financial statements, as determined pursuant to FAS 123R.  The method used to calculate the fair value of restricted stock awards is set forth under Note 2 to the Consolidated Financial Statements included in the Companys Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 14, 2008.

(2)
Except for Dr. Kumar, option awards consist of AR-Acacia Technologies option awards.  Option awards for Dr. Kumar consist of AR-CombiMatrix option awards.  Amounts shown do not reflect compensation actually received by the named executive officer.  Instead, the amounts shown are the compensation costs recognized by the Company in its 2007 and 2006 consolidated financial statements, as determined pursuant to FAS 123R, for option awards granted in 2007, 2006, 2005, 2004 and 2003, with all or a portion of the award vesting in 2007 and/or 2006.  The assumptions used to calculate the fair value of option awards granted in 2007, 2006 and 2005 are set forth under Note 2 to the consolidated financial statements included in the Companys Annual Report on Form 10-K for fiscal 2007, filed with the SEC on March 14, 2008.  The assumptions used to calculate the fair value of option awards granted in 2004 and 2003 are set forth under Note 2 to the Companys consolidated financial statements included in the Companys Annual Report on Form 10-K for fiscal 2005, filed with the SEC on March 16, 2006.

(3)	Reflects Mr. Berman's compensation through March 6, 2007. On March 6, 2007, the Company entered into a separation agreement with Robert A. Berman. In connection with the termination of Mr. Berman's employment, the Company has paid Mr. Berman an amount equal to one (1) year base salary at $300,000 and agreed to provide Mr. Berman and his dependents with health plan continuation coverage pursuant to COBRA in accordance with the Company's Executive Severance Policy. Under the separation agreement, the Company agreed to pay Mr. Berman an additional amount of $50,000. In 2007, the Company recognized a credit of approximately $169,000, reflecting the reversal of certain non-cash stock compensation charges recorded in prior periods, due to the pre-vesting forfeiture of certain share-based awards in connection with Mr. Berman's separation.
(4)
Reflects Dr. Kumars 2007 compensation through his resignation on August 15, 2007.  Compensation related to option awards for Dr. Kumar reflects the compensation costs recognized by the Company in its 2007 and 2006 consolidated financial statements, as determined pursuant to FAS 123R, for Acacia Research-CombiMatrix option awards granted.

(5)	Mr. Lee and Mr. Treska were not executive officers in 2006.

Employment Agreements.  The Company has entered into employment contracts with Paul R. Ryan, Robert L. Harris, II, Clayton J. Haynes, Dooyong Lee and Edward J. Treska.

Paul L. Ryan is employed as Chief Executive Officer with an annual salary of $337,910.  Robert L. Harris is employed as President with an annual salary of $331,834. Clayton J. Haynes, is employed as Chief Financial Officer, Sr. Vice President of Finance and Treasurer with an annual salary of $253,000. Dooyong Lee is employed as Executive Vice President with an annual salary of $330,000.  Edward J. Treska is employed as Vice President of Licensing and Corporate Secretary with an annual salary of $191,008.

All employment agreements with the Named Executive Officers may be terminated by either party for any reason upon thirty (30) days advance notice.  Upon termination without cause, the Named Executive Officer will be eligible for payment pursuant to our then effective severance plan, if any.  The current severance plan is described below on pages 29 and 30 under the heading “Potential Payments Upon termination or Change in Control.”  In addition, the Named Executive Officer is eligible for an annual discretionary cash bonus of up to thirty percent (30%) of his base salary.  The cash bonus will be determined by the Compensation Committee upon consideration of personal performance, overall company performance and any other factors that the Compensation Committee elects to consider.

The existing employment agreements with Messrs. Ryan, Harris and Haynes commenced on March 31, 2008.  The existing employment agreement with Edward J. Treska commenced in April 2004 and provided that Mr. Treska receive an initial grant of stock options to purchase 115,000 shares of the Company’s stock.  The options are now fully vested.  The existing employment agreement with Dooyong Lee commenced in January 2005 and provided that Mr. Lee  receive an initial grant of stock options to purchase 225,000 shares of the Company’s stock.  The options are now fully vested.

The Company does not have any agreement or arrangement with any Named Executive Officers relating to a change in control of the Company other than any provisions for the accelerated vesting of stock awards in the respective stock award agreement and the Executive Severance Policy.  The agreements and arrangements are described in greater detail under the Section “Potential Payments Upon Termination or Change in Control”.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2007

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Paul R. Ryan	6/7/07	-	-	-	-	-	-	60,000(1)	-	-	13.19	791,400(4)

Robert L. Harris, II	6/7/07	-	-	-	-	-	-	60,000(1)	-	-	13.19	791,400(4)

Amit Kumar, Ph.D.	-	-	-	-	-	-	-	-	-	-	-	-

Robert A. Berman	-	-	-	-	-	-	-	-	-	-	-	-

Clayton J. Haynes	6/7/07	-	-	-	-	-	-	25,000(1)	-	-	13.19	329,750(4)

Dooyong Lee	6/7/07	-	-	-	-	-	-	100,000(2)	100,000(3)	13.19	13.19	2,143,110(4)

Edward J. Treska	6/7/07	-	-	-	-	-	-	20,000(1)	-	-	13.19	263,800(4)

(1)
Grants of Restricted Stock under the Companys 2002 Stock Incentive Plan.   One-half of the shares will vest one year after the date of grant and one-half of the shares will vest two years after date of grant.

(2)
Grant of Restricted Stock under the Companys 2002 Stock Incentive Plan.  One-third of the shares will vest one year after the date of grant, one-third of the shares will vest two years after the date of grant and one-third of the shares will vest three years after the date of grant

(3)
Stock option grant under the Companys 2002 Stock Incentive Plan at an exercise price equal to the closing price of ARAcacia Technologies stock on the date of grant with a maximum term of ten years.  The Option shares vest in twelve (12) equal monthly installments upon completion of each month of service over the twelve (12) month period measured from the date of grant.

(4)
The value of an option award is based on the fair value as of the grant date of such award determined pursuant to FAS123R.  The exercise price for all options granted to the named executive officer is 100% of the fair market value of the shares on the grant date.  The option exercise price has not been deducted from the amounts indicated above.  Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company's common stock at such date in the future when the option is exercised.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information, with respect to the Named Executive Officers, concerning the Outstanding Equity Awards of AR Acacia Technologies stock at the end of fiscal year 2007.

	Option Awards(1)					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable (2)	Unexercisable	Options (#)	Price ($)	Expiration Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Paul R. Ryan	123,751	-	-	20.90	1/5/10	60,000(7)	538,800	-	-
	330,002	-	-	15.27	7/9/10
	275,001	-	-	3.92	3/29/11
	161,000	-	-	1.85	12/16/12
	40,000	-	-	1.85	5/20/13
	60,000	-	-	1.85	8/19/13
	91,667	-	-	5.17	11/24/13
	91,667	-	-	4.14	10/19/14
Robert L. Harris, II	22,000	-	-	12.01	5/16/10	60,000(7)	538,800	-	-
	440,000	-	-	19.05	7/13/10
	275,001	-	-	3.92	3/29/11
	161,000	-	-	1.85	12/16/12
	40,000	-	-	1.85	5/20/13
	91,667	-	-	5.17	11/24/13
	91,667	-	-	4.14	10/19/14

Robert A. Berman	-	-	-	-	-	-	-	-	-

Amit Kumar, Ph.D.	220,002	-	-	15.27	7/9/10	-	-	-	-
	25,440	-	-	3.92	3/29/11
Clayton J. Haynes	46,000	-	-	3.96	4/2/11	25,000(7)	224,500	-	-
	52,500	-	-	1.85	12/16/12
	13,330	-	-	1.85	5/20/13
	37,620	-	-	5.17	11/24/13
	34,483	3,137(3)	-	4.14	10/19/14
Dooyong Lee	218,749	6,251(4)	-	5.80	1/28/15	100,000(8)	898,000	-	-
	143,749	156,251(5)	-	7.90	1/17/16
	49,999	50,001(6)	-	13.19	6/7/17

Edward J. Treska	102,500	-	-	6.66	4/19/14	20,000(7)	179,600	-	-

(1)	All awards were granted under the 2002 Acacia Technologies Stock Incentive Plan which assumed awards outstanding in prior stock option plans.
(2)	The options were granted at an exercise price equal to the closing price of AR Acacia Technologies stock on the date of grant and have a term of ten years. The options are fully vested.
(3)
The options were granted on October 19, 2004 at an exercise price equal to the closing price of AR Acacia Technologies stock on the date of grant and have a term of ten years. The options were fully vested on 1/2/08.

(4)
The options were granted on January 28, 2005 at an exercise price equal to the closing price of AR Acacia Technologies stock on the date of grant and have a term of ten years.   The options were fully vested on 1/28/08.

(5)
The options were granted on January 17, 2006 at an exercise price equal to the closing price of AR Acacia Technologies stock on the date of grant and have a term of ten years.  Assuming continued employment, the unexercised options will vest in equal month installments through January 17, 2010.

(6)
The options were granted on June 7, 2007 at an exercise price equal to the closing price of AR Acacia Technologies stock on the date of grant and have a term of ten years.  Assuming continued employment, the unexercised options will vest in equal month installments through June 7, 2008.

(7)	Granted on June 7, 2007. Assuming continued employment, one-half of the restricted stock grants will become fully vested on June 7, 2008 and one-half will become fully vested on June 7, 2009.
(8)
Granted on June 7, 2007.  Assuming continued employment, one-third of the restricted stock grant will become fully vested on June 7, 2008, one-third will become fully vested on June 7, 2009 and one-third will become fully vested on June 7, 2010.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul R. Ryan	-	-	35,000	442,750
Robert L. Harris, II	-	-	35,000	442,750
Amit Kumar, Ph.D.	151,661	1,783,361(1)	-	-
Robert A. Berman	352,706	3,476,607(1)	-	-
Clayton J. Haynes	10,000	108,396(1)	15,000	189,750
Dooyong Lee	-	-	30,000	379,500
Edward J. Treska	10,000	72,100(1)	15,000	189,750

(1)	The value realized equals the difference between the option exercise price and the closing price of the stock on the day of exercise.

Potential Payments Upon Termination or Change in Control

Under the Companys Executive Severance Policy, full-time employees with the title of Senior Vice President and higher of the Company (Officer) are entitled to receive certain benefits upon termination of employment.  If the Company terminated the employment of an Officer for other than cause or other than on account of death or disability, the Company will (i) promptly pay to the Officer a lump sum amount equal to the aggregate of (a) accrued obligations ( i.e., the Officers annual base salary through the date of termination to the extent not theretofore paid and any compensation previously deferred by the Officer (together with any accrued interest or earnings thereon) and any accrued vacation pay, and reimbursable expenses, in each case to the extent not theretofore paid) and (b) three (3) months of the Officers base salary for each full year that the Officer was employed by the Company (the "Severance Period"), up to a maximum of twelve (12) months of the Officer's base salary and (ii) provide to the Officer, Company paid COBRA coverage for the medical and dental benefits selected by the Officer in the year in which the termination occurs, for the duration of the Severance Period.

If the Company had terminated the Named Executive Officers named in the Summary Compensation Table above without cause on December 31, 2007, each of the Named Executive Officers with a title of Senior Vice President and higher would have received a lump sum payment equal to twelve (12) months of the Officers base salary, in addition to the accrued obligations and COBRA coverage described above.  For our Named Executive Officers, this lump sum amount would have been $337,910 for Mr. Ryan, $331,834 for Mr. Harris, $253,000 for Mr. Haynes and $330,000 for Mr. Lee.  Dr. Kumar resigned from the Company on August 15, 2007.   There is no acceleration of the vesting of any outstanding stock awards or stock options upon termination of employment that would be triggered by any agreement or in accordance with the Executive Severance Policy.  The executives do not receive severance or other payments in any other circumstances, including death or disability.

Notwithstanding the foregoing, the Company entered into employment agreements with Paul R. Ryan, Robert L. Harris II, Clayton J. Haynes, Dooyong Lee and Edward J. Treska which provide that the employment agreements may be terminated only after 30 days notice.

Other than the foregoing, the Company does not have any agreements with any of its Named Executive Officers that would provide for payments upon termination of employment.

On a change in control or hostile takeover (both as defined in our stock plans), all outstanding unvested stock awards, including outstanding unvested options, will fully vest on the close of the change in control or hostile takeover.  If a change in control had closed as of 12/31/07, the following executive officers would have vested in the following stock awards, including options:

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares	Value($)	Number of Shares	Value($)	Total Value($)
Paul R. Ryan	0	0	60,000	538,800	538,800
Robert L. Harris, II	0	0	60,000	538,800	538,800
Clayton J. Haynes	3,137	15,183	25,000	224,500	239,683
Dooyong Lee	212,503	188,629	100,000	898,000	1,086,629
Edward J. Treska	0	0	20,000	179,600	179,600

The determination of the value of the restricted stock that vested on this hypothetical change in control is determined by multiplying the shares that vested against the closing sales price of our stock on the last trading day prior to 12/31/07 and the value of the stock options that vested on this hypothetical change in control is determined by multiplying the shares that vested against the difference between the closing sales price of our stock on, the last trading day prior to 12/31/07, and the exercise price per share, with a zero being used for the value of any options where the exercise price is greater than the closing sales price of our stock on.  The fair market value of a share of Acacia Research Acacia Technologies common stock is assumed to be $8.98 which was the closing price of the stock on December  31, 2007, the last trading day in 2007.  We are not required to make any other payments in connection with a change in control of the company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Companys Board of Directors currently consists of Messrs. deBoom,  Frykman and Graziadio.  None of these individuals was an officer or employee of the Company at any time during 2007 or at any other time.  No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Companys Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Companys audited financial statements for 2007, which include the consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders equity and cash flows for each of the three years in the period ended December 31, 2007, and the notes thereto.

Composition.  The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. The charter was amended by the Board of Directors on October 19, 2004. A copy of the amended charter is attached as Appendix B to this Proxy. The members of the Audit Committee are Fred A. deBoom, William S. Anderson and Edward W. Frykman.  All members of the Audit Committee are independent, as defined in Rule 10A-3 under the Exchange Act and Rule 4200(a)(15) of the Marketplace Rules contained in the NASDAQ Manual, and financially literate.

Responsibilities.  The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Companys independent registered public accounting firm.  Management has primary responsibility for the Companys internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Companys consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The Audit Committees responsibility is to oversee these processes.

Review with Management and Independent registered public accounting firm.  The Audit Committee has reviewed the Companys consolidated audited financial statements, met separately, and held discussions with management and Grant Thornton LLP, the Company's independent registered public accounting firm.  Management represented to the Audit Committee that the Companys consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Companys independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm, Grant Thornton LLP, the firms independence.

Conclusion.  Based upon the Audit Committees discussions with management and the independent registered public accounting firm, the Audit Committees review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Companys Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

This report is submitted by the Audit Committee of the Board of Directors.

Fred A. deBoom William S. Anderson Edward W. Frykman

Change in Certifying Accountant

On June 11, 2007, the Audit Committee dismissed PricewaterhouseCoopers LLP as the Companys independent registered public accounting firm and engaged Grant Thornton LLP as the Companys new independent registered public accounting firm.

The report of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the year ended December 31, 2006, did not contain an adverse opinion, or disclaimer of opinion and was not qualified or modified due to uncertainty, audit scope or accounting principle, except for an explanatory paragraph describing the need of the CombiMatrix Group of Acacia Research Corporation to raise additional capital to achieve its intended business objectives.  The report of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the year ended December 31, 2005, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

The Company's Audit Committee and Board of Directors participated in and approved the decision to change its independent registered public accounting firm.

During the fiscal years ended December 31, 2005 and 2006, and through June 11, 2007, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

During the years ended December 31, 2005 and 2006, and through June 11, 2007, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K, except that the Item 4 section of the Companys Form 10-Q for the quarter ended June 30, 2006 included a conclusion by the management of the Company that the Company did not maintain effective controls over revenue recognition because a material weakness existed that resulted in a more than a remote likelihood that a material misstatement of the annual or interim financial statements would not be prevented or detected. The Companys management believes that this material weakness was remediated as of September 30, 2006, as disclosed in Item 4 of the Companys Form 10-Q for the quarter ended September 30, 2006, and has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of such reportable event.

The Company engaged Grant Thornton LLP as its new independent registered public accounting firm as of June 15, 2007.  During the two most recent fiscal years and through June 15, 2007, the Company has not consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Companys financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Related Fees

On June 11, 2007, the Audit Committee dismissed PricewaterhouseCoopers LLP as the Companys independent registered public accounting firm and engaged Grant Thornton LLP as the Companys new independent registered public accounting firm. PricewaterhouseCoopers LLP served as the Companys independent registered public accounting firm during the fiscal year ended December 31, 2006 and it provided audit services during the fiscal year ended December 31, 2007. Accordingly, the Company was billed for professional services rendered by each of PricewaterhouseCoopers LLP and Grant Thornton LLP in connection with the fiscal years ended December 31, 2007 and 2006.

During the fiscal years ended December 31, 2007 and 2006, fees billed in connection with services rendered by PricewaterhouseCoopers LLP were as set forth below (on a consolidated basis including Acacia Research Corporation and its subsidiaries, including CombiMatrix Corporation):

Audit Fees - Total fees billed by PricewaterhouseCoopers LLP for audit services rendered during 2007 and 2006 were $379,000 and $1,329,000, respectively.  In 2007 and 2006, $75,000 and $258,000, respectively, of the fees billed related to audit services rendered in connection with CombiMatrix Corporation's Registration statement on Form S-1, prepared in connection with the split-off of CombiMatrix Corporation.

Audit-Related Fees  -  Total fees billed by PricewaterhouseCoopers LLP for audit-related services during 2007 and 2006 were $0 and $61,000 respectively.

Tax Fees -  Total fees billed by PricewaterhouseCoopers LLP for tax services rendered during 2007 and 2006 were $125,000 and $157,000, respectively.

All Other Fees - There were no fees billed by PricewaterhouseCoopers LLP for other services rendered during 2007 and 2006.

During the fiscal year ended December 31, 2007, fees billed in connection with services rendered by Grant Thornton LLP were as set forth below (on a consolidated basis including Acacia Research Corporation and its subsidiaries, including CombiMatrix Corporation)

Audit Fees - Total fees billed by Grant Thornton LLP for audit services during 2007 were $468,000.

Audit-Related Fees - There were no fees billed by Grant Thornton LLP for Audit Related Services during 2007.

Tax Fees - There were no fees billed by Grant Thornton LLP for tax services during 2007.

All Other Fees - There were no fees billed by Grant Thornton LLP for other services during 2007.

Total fees billed by Grant Thornton LLP for other services rendered during 2006 were $266,000.  Other services primarily related to Sarbanes Oxley compliance consulting services.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent accountant. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent accountant to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Committee receives information on the status of services provided or to be provided by the independent accountant and the related fees.

Certain Relationships and Related Transactions

The Company does not have a formal policy for review, approval or ratification of related party transactions required to be reported in this Proxy Statement.  However, the Company has adopted  a corporate Code of Conduct which applies to all employees, officers, and directors of the Company and a Board of Directors Code of Conduct which applies to only the directors of the Company.  Each Code of Conduct provides obligations and prohibitions on any related party transactions which cause  employees, officers or directors of the Company to face a choice between what is in their personal interest and the interest of the Company.  The corporate Code of Conduct requires conflicts of interest which result from investments in companies doing business with the Company or in one of the Companys competitors to be disclosed to the Companys General Counsel and approved by the Companys Board.  The corporate Code of Conduct requires employees, officers, and directors that are conducting Company business with family members to disclose such transactions to the Companys General Counsel.  Such transactions are generally prohibited unless approved by the Board.  The Board of Directors Code of Conduct provides further obligations for director conflicts of interest.  The Board of Directors Code of Conduct requires directors to disclose material conflicts of interest to the Companys General Counsel.  The Companys General Counsel must notify the Board, and the disinterested Board members must determine whether the situation represents a material conflict of interest.  If the Board determines there is a material conflict of interest, the Board must determine the appropriate manner to address the conflict and may prohibit the interested director from approving the transaction, have the transaction approved by the Companys Audit Committee, or have the transaction approved by another disinterested body of the Board.

The Company reviews the Director and Officer questionnaires completed by the directors and executive officers annually.  If any related party transactions are reported, management reviews the transactions and consults with the Board.   Since January 1, 2007, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of any class of the Company's voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification Agreements with Directors and Officers.  In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys' fees), damages, judgments, fines, penalties and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than liabilities with respect to which such individual receives payment from another source, arising in connection with certain final legal judgments, arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, or which the Company is prohibited by applicable law from paying) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock.  The Company believes that, based on the written representations of its directors and officers, and the copies of reports filed with the SEC during the fiscal year ended December 31, 2007, its directors, officers and holders of more than 10% of the Company's common stock complied with the requirements of Section 16(a).

Form 10-K

On March 14, 2008, the Company filed with the SEC an Annual Report on Form 10-K for the 2007 fiscal year.  A copy of the Company's Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Householding

We are sending only one Form 10-K report and proxy statement to certain street-name stockholders who share a single address, unless we received contrary instructions from any stockholder at that address.  This practice, known as "householding," is designed to reduce our printing and postage costs.  However, if any stockholder residing at such an address wishes to receive a separate Form 10-K or proxy statement in the future, they may telephone our Corporate Secretary at (949) 480-8300 or write to him at Acacia Research Corporation, 500 Newport Center Drive, Newport Beach, California 92660.  If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Secretary in the same manner.

Stockholder Proposals for the 2009 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.  Proposals of stockholders intended to be presented at the Companys 2009 Annual Meeting of Stockholders must be received by the Company (Attention: Secretary, at the principal offices of the Company), no later than the close of business on February 19, 2009, in accordance with our Bylaws, for inclusion in the Boards proxy statement and form of proxy for that meeting.  In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in our proxy statement) to be considered timely within the meaning of Rule 14a-4 under the Securities Exchange Act of 1934, as amended, and pursuant to our bylaws, notice of any stockholder proposals must be delivered to the Companys Secretary in writing not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2008 Annual Meeting, after which a proposal is untimely.  In the event that the date of the 2009 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2009 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2009 Annual Meeting is first made by the Company.  A stockholders notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of the Companys common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Incorporation of Financial Statements and Related Material

Our financial statements, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk are incorporated by reference to our Annual Report on Form 10-K for the period ended December 31, 2007.

April 21, 2008

By Order of the Board of Directors, /s/ Edward J. Treska Edward J. Treska Secretary

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ACACIA RESEARCH CORPORATION

Acacia Research Corporation, a corporation organized and existing under the laws of the State of Delaware (the Corporation), certifies that:

A.    The name of the Corporation is Acacia Research Corporation.  The Corporations original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 8, 1999.

B.    This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restated, integrates, and further amends the provisions of the Corporations Certificate of Incorporation.

C.    The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Acacia Research Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Paul R. Ryan, a duly authorized officer of the Corporation, on _____________, 2008.

Paul R. Ryan Chairman and Chief Executive Officer

EXHIBIT A

ARTICLE I
NAME

The name of the corporation is Acacia Research Corporation (the "Corporation").

ARTICLE II
ADDRESS OF REGISTERED OFFICE;
NAME OF REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware 32 W. Loockerman Street, Suite 201, Dover, County of Kent, Delaware.  The name of its registered agent at such address is Registered Agent Solutions, Inc.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

ARTICLE IV
CAPITAL STOCK

SECTION 1. AUTHORIZATION.  The aggregate number of shares of stock which the Corporation shall have authority to issue is one hundred and ten million (110,000,000) shares, of which one hundred million shares shall be shares of common stock having a par value of $0.001 per share (the "Common Stock"), and ten million (10,000,000) shares shall be shares of preferred stock having a par value of $0.001 per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided.  For purposes of this ARTICLE IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with ARTICLE V of the certificate of incorporation of the Corporation, and references to "the Certificate of Incorporation" shall refer to this Amended and Restated Certificate of Incorporation as the same may be amended from time to time.  The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.

SECTION 2. CONVERSION.  Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's existing Acacia Research-Acacia Technologies Common Stock, having a par value of $0.001 per share, then issued (including shares held in the treasury of the Corporation) (AR-Acacia Technologies stock), shall be automatically reclassified, changed and converted into one (1) fully paid and non-assessable share of Common Stock.  Any stock certificate which, immediately prior to the Effective Time, represents shares of AR-Acacia Technologies stock, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares as indicated above in this SECTION 2 of Common Stock.  As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder who then holds shares of AR-Acacia Technologies stock, informing such persons of this reclassification with appropriate instructions on exchanging certificates representing such shares and other relevant matters.

SECTION 3. COMMON STOCK.  The voting powers, preferences and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this SECTION 3.

SECTION 3.1 Dividends.  Subject to the rights, preferences, privileges, restrictions and other matters pertaining to the Preferred Stock that may at that time be outstanding, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

SECTION 3.2 Voting Rights.  Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation.

SECTION 3.3 Liquidation Rights.  In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.  Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation or cause the dissolution of the Corporation, for purposes of this SECTION 3.3.

SECTION 4. PREFERRED STOCK.  The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in the Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof.  The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of the Certificate of Incorporation, for each such series the number of shares constituting such series and the designation and the voting powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by the Board of Directors or a duly authorized committee thereof under the DGCL.

ARTICLE V
BOARD OF DIRECTORS

SECTION 1. NUMBER OF DIRECTORS AND THEIR ELECTION.  The number of directors of the Corporation shall be fixed from time to time by a by-law of the Corporation or amendment thereof duly adopted by the Board of Directors.  Election of directors need not be by written ballot, unless so provided in the By-laws of the Corporation.

SECTION 2. POWERS OF THE BOARD OF DIRECTORS.  In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise; provided, however, that the affirmative vote of 66 and 2/3 percent of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

SECTION 3. CLASSIFIED BOARD OF DIRECTORS.  Except as otherwise provided for or fixed pursuant to the provisions of ARTICLE V of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be determined by the Board of Directors in accordance with the Bylaws.  The directors, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible.  The term of office for the Class I directors shall expire at the annual meeting of the stockholders in 2010; the term of office for the Class II directors shall expire at the annual meeting of the stockholders in 2008; and the term of office for the Class III directors shall expire at the annual meeting of the stockholders in 2009.  At each annual meeting of the stockholders commencing in 2008, the successors to the directors whose terms are expiring shall be elected to a term expiring at the third succeeding annual meeting of the stockholders.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected by the stockholders or appointed by the Board of Directors to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director elected by the stockholders or appointed by the Board of Directors to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of a director shall hold office for a term that shall coincide with the remaining term of that class.  A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ARTICLE VI
STOCKHOLDER ACTIONS

SECTION 1. MEETINGS AND RECORDS.  Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide.  The books of the Corporations may be kept (subject to the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

SECTION 2. SPECIAL MEETINGS.  Special meetings of stockholders may be called at any time by the Board of Directors or by the Chairman of the Board of Directors, or the President, and may not be called by any other person or persons.

SECTION 3. WRITTEN CONSENTS.  No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders.

ARTICLE VII
LIMITATION ON LIABILITY OF DIRECTORS

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.  If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.  Any amendment, repeal or modification of this ARTICLE VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE VIII
INDEMNIFICATION

SECTION 1. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. No amendment, repeal or modification of this ARTICLE VIII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this ARTICLE VIII at the time of such amendment, repeal or modification.

ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE IX.

Appendix B

Acacia Research Corporation
Audit Committee Charter

Effective October 19, 2004

The Board of Directors (the "Board") of Acacia Research Corporation (the "Company") has established a standing committee to be known as the Audit Committee (the "Committee").

Purpose

The purpose of the Committee is to oversee the Company's auditing, accounting and control functions, including primary responsibility for the financial reporting process of the Company.  In particular, the Committee shall assist the Board in monitoring:

The integrity of the financial statements of the Company, to ensure the balance, transparency and integrity of published financial information,

The outside auditor's independence and qualifications,

The performance of the Company's outside auditors,

The compliance by the Company with legal and regulatory requirements, and

The effectiveness of the Company's internal controls and risk management system.

Review and concur in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer.

The Committee's responsibilities shall also include:

Preparing the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement, and

The appointment, compensation, retention, oversight and, where appropriate, replacement of the Company's outside auditors, who are responsible to the Board and the Committee.

Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

Retaining outside counsel, accountants, outside advisors, consultants, or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions.

Seeking any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the committee's requests.

Meeting with the senior financial personnel, company officers, outside auditors, or outside counsel, as necessary.

Establishing procedures for dealing with concerns of employees regarding accounting, internal control and auditing matters.

Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or accounting matters.

Composition

The Committee shall be composed of such number of directors as may be appointed by the Board, but shall have at least three members, each of whom shall meet the SEC and Nasdaq independence and experience requirements, as determined by the Board.  Specifically, each member of the Committee shall be barred from accepting any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, and shall not be an "affiliated person" of the Company or any subsidiary of the Company, in each case other than in such member's capacity as a member of the Board or any committee of the Board.  Such members shall be outside directors who are independent of Company management and in a better position to provide the independent point of view crucial to this Committee's effectiveness.  All such members shall be financially literate and at least one shall qualify as a "financial expert" as defined under applicable SEC rules, as determined by the Board.

The Board shall appoint the members of the Committee to serve until their successors have been duly designated and one member so appointed shall be designated by the Board as the chair of the Committee.

Members of the Committee may be removed by the Board for any reason at any time.  Vacancies on the Committee shall be filled by vote of the Board during its first meeting following the occurrence of such vacancy.

Meetings

The Committee shall meet at least four times a year, and may meet additionally as it deems necessary or appropriate in its judgment, either in person or telephonically, such additional meetings to be called by the chair or at least two other members of the Committee.

The Committee may adopt rules for its meetings and activities.  In the absence of any such rules, Committee actions shall be governed by the Company's bylaws and applicable law.  In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.  Minutes shall be regularly kept of the Committee's proceedings, by a person appointed by the Committee to do so.

The Committee shall also meet at least quarterly with management and the Company's outside auditors in separate executive sessions.

The Committee will hold at least one private meeting per year.

Responsibilities

The Committee will carry out the following responsibilities:

Financial Statements

Review the annual audited and quarterly financial statements and Form 10-K, including the results of the audit for each fiscal year and MD&A disclosures, with management and the outside auditor, and recommend to the Board the inclusion of the annual audited financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC.

Reviewing with the outside auditor and management the results of the outside auditor's review of the quarterly financial statements, including any significant accounting or disclosure and regulatory issues, prior to issuance of earnings releases and filing quarterly reports on Form 10-Q with the SEC.

Oversee the periodic financial reporting process implemented by management and review the Company's interim financial statements, annual financial statements and preliminary announcements prior to release.

Review management's process for ensuring that the information contained in press announcements is consistent with published information, balanced and transparent.

Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

o	Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

o
Major issues regarding the Company's accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices proposed or promulgated by regulatory accounting authorities or suggested by the outside auditor, internal auditor or management;

o	Matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit;

o
The results of the audit, which should include a review of any audit problems or difficulties encountered by the outside auditor in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information, and any disagreements with management; and

External Audit

Annually retain, evaluate, and, if appropriate, recommend termination of the Company's outside auditor. The Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, oversight, and evaluation of performance of the work of the outside auditor.

Approve in advance all audit engagement fees and the terms of all audit services to be provided by the outside auditor. The Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

At least annually, obtain and review a report from the outside auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the auditor's independence, consider the independence of the outside auditor, and otherwise take appropriate action to satisfy itself of the independence of the auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor's independence.

At least annually, review the outside auditor's proposed audit scope and approach (inclusions and exclusions), including coordination of audit effort with internal audit, to ensure the completeness of coverage and reduction of redundant efforts.

At least annually, obtain and review a report by the outside auditor describing its own internal quality-control procedures; any material issues raised by its most recent quality-control review or peer review; and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

Discuss with the external auditor the appropriateness of the Company's accounting policies.

Internal Audit

Review the internal audit function of the Company, including the proposed programs for the coming year, and the coordination of such programs with the outside auditors, with particular attention to maintaining the best possible balance between independent and internal auditing resources.

Review progress of the internal audit program, key findings and management's action plans to address findings.

Compliance

Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable law and regulations.

Review the effectiveness of procedures for the receipt, retention, resolution and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concern regarding questionable accounting or auditing matters. This should also include a review of management follow-up, including disciplinary action, for any actions of noncompliance.

Internal Controls

Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Periodically review the adequacy and effectiveness of the Company's disclosure controls and procedures and the Company's internal controls, including any information technology security and control.

Evaluate overall effectiveness of the Company's internal control and risk management frameworks and consider whether recommendations made by the auditors have been implemented by management.

Reporting

Regularly report to the Board about committee activities, issues and related recommendations.

Report annually to the stockholders, describing the committee's composition, responsibilities, and how they were discharged, and any other information required by regulators.

Other Responsibilities

Assess annually the Committee's and individual members' performance of the duties specified in this Charter and report its findings to the Board.

Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board.  This Charter shall be disclosed in the Company's proxy statement at least once every three years.

Hold separate private meetings with management and external auditors.

Establish policies for the hiring of employees and former employees of the external auditors.

While the Committee has the responsibilities and powers set forth in this Charter, it is  not the duty of the Committee to plan and conduct audits or to determine that the Companys financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

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ACACIA RESEARCH CORPORATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2008.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/tickersymbol**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed below and a vote FOR each of the listed proposals.

1. To elect two directors to serve until the 2011 Annual Meeting of Stockholders or until each of their successors are duly elected and qualified:

	For	Withhold		For	Withhold
01 - William S. Anderson	☐	☐	02 - Edward W. Frykman	☐	☐

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	For	Against	Abstain		For	Against	Abstain
2. To amend and restate the Company's Certificate of Incorporation.	☐	☐	☐	3. To ratify the appointment of Grant Thornton LLP as the Company's independent accountants for 2008.	☐	☐	☐

4. To transact such other business as may properly come before the Annual Meeting or at any postponements or adjournments thereof. As to such matters, the undersigned hereby confers discretionary authority and authorizes the proxyholders to vote the proxies cumulatively in their discretion if cumulative voting is in effect.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees, and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if marked in the United States.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ACACIA RESEARCH CORPORATION

Annual Meeting of Stockholders May 20, 2008

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints Paul R. Ryan and Edward J. Treska and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Acacia Research – Acacia Technologies Common Stock held of record by the undersigned on March 24, 2008, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Acacia Research Corporation (the "Company") to be held May 20, 2008, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED **FOR** THE ELECTION OF THE TWO DIRECTOR NOMINEES AND **FOR** EACH OF THE OTHER PROPOSALS.

(See reverse side)